UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________
FORM 8-K
_____________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event Reported): June 1, 2021
PubMatic, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-39748	20-5863224
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
N/A
(Address of Principal Executive Offices) (Zip Code)
N/A
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	PUBM	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.
On June 1, 2021, PubMatic, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”). Holders of the shares of Class A common stock were entitled to one vote per share held as of the close of business on April 9, 2021 (the “Record Date”) and holders of the shares of Class B common stock were entitled to ten votes per share held as of the Record Date. Holders of the shares of Class A common stock and holders of the shares of Class B common stock voted together as a single class on all matters submitted to a vote of stockholders at the Annual Meeting. The holders present voted on the two proposals presented at the Annual Meeting as follows:
Proposal One – Election of Directors
The Company’s stockholders approved the election of six directors, each to serve for a one-year term expiring at the 2022 annual meeting of stockholders and until such director’s successor is elected and qualified, by the following votes:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Cathleen Black	341,035,143	3,344,355	1,294,339
W. Eric Carlborg	343,061,899	1,317,599	1,294,339
Susan Daimler	343,030,453	1,349,045	1,294,339
Amar K. Goel	341,033,498	3,346,000	1,294,339
Rajeev K. Goel	343,041,770	1,337,728	1,294,339
Narendra Gupta	340,134,733	4,244,765	1,294,339
Proposal Two – Ratification of Appointment of Independent Registered Accounting Firm
The Company’s stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered accounting firm for the year ending December 31, 2021 by the following votes:

Votes For	Votes Against	Abstentions
343,506,920	10,498	2,156,419

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PubMatic, Inc.

Date: June 3, 2021	By:	/s/ Thomas C. Chow
Thomas C. Chow
General Counsel and Secretary